Exhibit 99.9

AMENDMENT NO. 1

TO

INVESTOR RIGHTS AGREEMENT

dated as of

June 30, 2016

among

MHR FUND MANAGEMENT, LLC,

LIBERTY GLOBAL INCORPORATED LIMITED,

DISCOVERY LIGHTNING INVESTMENTS LTD.,

LIONS GATE ENTERTAINMENT CORP.,

LIBERTY GLOBAL PLC,

DISCOVERY COMMUNICATIONS, INC.

and

the Mammoth Funds (as defined herein)

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) dated as of June 30, 2016 among MHR Fund Management, LLC, a Delaware limited liability company (“Mammoth”), Liberty Global Incorporated Limited, a limited company organized under the laws of England and Wales (“Leopard”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (“Dragon”), Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (the “Company”), Liberty Global plc, a public limited company organized under the laws of England and Wales (“Leopard Parent”), Discovery Communications, Inc., a Delaware corporation (“Dragon Parent” and, together with Mammoth and Leopard Parent, the “Investors” and each, an “Investor”), and the affiliated funds of Mammoth party hereto (the “Mammoth Funds”) (collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, the Parties entered into an Investor Rights Agreement, dated as of November 10, 2015 (the “Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Company, Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Orion”), and Starz, a Delaware corporation, are entering into an Agreement and Plan of Merger, dated as of June 30, 2016, (the “Merger Agreement”, and the transactions contemplated therein, the “Merger”) upon the terms and subject to the conditions in force on such date; and

WHEREAS, in connection with the Merger Agreement, Mammoth and the Mammoth Funds are entering into a Voting Agreement (the “Mammoth Voting Agreement”) with Parent and the Company, pursuant to which Mammoth and the Mammoth Funds will agree, among other things, to take specified actions in connection with the transactions contemplated by the Merger Agreement; and

WHEREAS, in connection with the Merger Agreement and the Mammoth Voting Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1. Vote on Pre-Emptive Rights. The following shall be added as a new Section 3.01(i) to the Agreement:

“(i) (a) For purposes of this Section 3.01(i), “Parent Stockholders’ Meeting” shall have the meaning set forth in that certain Agreement and Plan of Merger, dated as of June 30, 2016 (the “Merger Agreement”), by and between the Company, Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, and Starz, a Delaware corporation.

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(b) The Company shall (i) duly give notice of, convene and hold a meeting of the Company stockholders (the “Stockholder Meeting”) as promptly as practicable following the date hereof (and in no event later than the date of the Parent Stockholders’ Meeting) in order to seek the approval of the Company stockholders (including pursuant to Applicable Exchange Rules) of any issuance of New Issue Securities to the Investors pursuant to this Section 3.01 that occurs between the date of the Stockholder Meeting and the five-year anniversary of the date of the Stockholder Meeting (the “Stockholder Approval”), (ii) recommend to its stockholders that they vote in favor of the Stockholder Approval and (iii) use its reasonable best efforts to solicit such approval and obtain the Stockholder Approval.

(c) Each Investor shall, and shall cause each of its Controlled Persons to, cause the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of the Stockholder Approval at the Stockholder Meeting, and at any adjournment or postponement thereof.

(d) The Company shall not issue any New Issue Securities to the extent that complying with this Section 3.01 would require the Company to obtain shareholder approval pursuant to Applicable Exchange Rules with respect to such issuance unless the Company obtains shareholder approval with respect to such issuance (including any shareholder approval which the Company may obtain in advance for issuances that occur within a five-year period).

2. Pre-Emptive Rights. Section 3.01(f) of the Agreement shall be amended by deleting clause (vi) and the last sentence of such Section 3.01(f).

3. Definition. The definition of Common Share is amended to add the following words at the end: “, including, for the avoidance of doubt, the Parent Voting Stock and the Parent Non-Voting Stock (in each case as defined in the Merger Agreement).”

4. No Other Changes. All terms of the Agreement, except as amended by this Amendment, remain in full force and effect.

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[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	General Counsel and Chief Strategic Officer

Signature Page to Amendment to Investor Rights Agreement

LIBERTY GLOBAL PLC

By:	/s/ Bryan H. Hall
	Name:	Bryan H. Hall
	Title:	Secretary

LIBERTY GLOBAL INCORPORATED LIMITED

By:	/s/ Bryan H. Hall
	Name:	Bryan H. Hall
	Title:	Director

For Notices: Leopard Griffin House 161 Hammersmith Road London W6 8BS United Kingdom Attention: General Counsel, Legal Department Fax: +44 20 8483 6400 E-mail: As Provided Previously with a copy to:

Leopard 12300 Liberty Boulevard Englewood, CO 80112 Attention: General Counsel, Legal Department Facsimile No.: (303) 220-6691 E-mail: As Provided Previously with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attention: Robert Katz Facsimile No.: (646) 848-8008 E-mail: rkatz@shearman.com

Signature Page to Amendment to Investor Rights Agreement

MHR FUND MANAGEMENT, LLC

By:	/s/ Janet Yeung
	Name:	Janet Yeung
Title:

For Notices: MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42 New York, NY 10105 Attention: Janet Yeung Facsimile No.: (212) 262-9356 Email: jyeung@mhrfund.com with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Phillip Mills Brian Wolfe Facsimile No.: (212) 701-5800 E-mail: phillip.mills@davispolk.com brian.wolfe@davispolk.com

Signature Page to Amendment to Investor Rights Agreement

MHR Capital Partners Master Account LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR Capital Partners (100) LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Signature Page to Amendment to Investor Rights Agreement

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Signature Page to Amendment to Investor Rights Agreement

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:	/s/ Bruce Campbell
	Name:	Bruce Campbell
Title:

For Notices:

Discovery Lightning Investments, Ltd

Chiswick Park Building 2

566 Chiswick High Road

London W4 5YB

Attention: Roanne Weekes, SVP DNI Finance and Director

Facsimile: +44 20 8811 3310

E-mail: As Provided Previously

with a copy to:

Discovery Communications, LLC

850 Third Avenue

New York, NY 10022

Attention: Bruce Campbell, Chief Development,

                   Distribution and Legal Officer

Facsimile No.: (212) 548-5848

E-mail: As Provided Previously

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jonathan Levitsky Facsimile No.: (212) 909-6836 E-mail: jelevitsky@debevoise.com

Signature Page to Amendment to Investor Rights Agreement

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Bruce Campbell
	Name:	Bruce Campbell
Title:

For Notices:

Discovery Communications, LLC

850 Third Avenue

New York, NY 10022

Attention: Bruce Campbell, Chief Development,

                   Distribution and Legal Officer

Facsimile No.: (212) 548-5848

E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jonathan Levitsky Facsimile No.: (212) 909-6836 E-mail: jelevitsky@debevoise.com

Signature Page to Amendment to Investor Rights Agreement